EXHIBIT 99.2
FirstCash Announces Tender Offer And Consent Solicitation
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Fort Worth, Texas (May 15, 2017) - FirstCash, Inc. (NYSE: FCFS) (the “Company”) announced today that it has commenced a cash tender offer for any and all of the $200,000,000 aggregate outstanding principal amount of its 6.75% senior notes due 2021 (CUSIP Nos. 31942DAB3 and US31942DAB38) (the “Notes”) and a related consent solicitation (together, the “Tender Offer and Consent Solicitation”) to effect certain amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”) that would eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Indenture, which Proposed Amendments would be contained in a supplemental indenture (the “Supplemental Indenture”) to the Indenture. Holders who tender their Notes will be deemed to consent to all of the Proposed Amendments, and holders may not deliver consents without tendering their Notes. The Tender Offer and Consent Solicitation is being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 15, 2017, and a related Consent and Letter of Transmittal (together, the “Offer Documents”), which more fully set forth the terms and conditions of the Tender Offer and Consent Solicitation.

The Tender Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on June 12, 2017 (as such time and date may be extended, “Expiration Date”), unless earlier terminated. Holders who validly tender their Notes and deliver their consents to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on May 26, 2017 (as such time and date may be extended by the Company in its sole discretion, the “Consent Payment Deadline”) and do not withdraw their Notes or revoke their consents at or prior to such time (as such time and date may be extended by the Company in its sole discretion, the “Withdrawal Deadline”), and whose Notes are accepted for purchase, will receive $1,054.00 per $1,000 principal amount of tendered Notes (the “Total Consideration”), which amount includes a consent payment of $30.00 per $1,000 principal amount of Notes, plus any accrued and unpaid interest from and including the most recent interest payment date for the Notes, and up to, but excluding, the applicable settlement date.

Holders of the Notes who validly tender their Notes after the Consent Payment Deadline, but at or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive $1,024.00 per $1,000 principal amount of Notes, plus any accrued and unpaid interest from and including the most recent interest payment date for the Notes, and up to, but excluding, the applicable settlement date. Holders of Notes tendered after the Consent Payment Deadline will not receive a consent payment.

If the Company receives valid consents of the holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) and the Company accepts such Notes for purchase, the Company will execute the Supplemental Indenture effecting the Proposed Amendments. Notes tendered and consents delivered prior to the Withdrawal Deadline may be withdrawn at any time before the Withdrawal Deadline. Consents delivered after the Withdrawal Deadline will not be permitted to be withdrawn.

The Company reserves the right, but is under no obligation, on any day following the Consent Payment Deadline and prior to the Expiration Date (the “Early Settlement Date”), to accept for purchase any notes validly tendered prior to the Consent Payment Deadline (and not withdrawn at or prior to the Withdrawal Deadline), subject to satisfaction or waiver of the conditions to the Tender Offer and Consent Solicitation. The Early Settlement Date is currently expected to occur promptly following the Consent Payment Deadline.

The Tender Offer and Consent Solicitation is subject to a number of conditions that are set forth in the Offer Documents, including, without limitation, (i) the condition (the “Financing Condition”) that the Company has completed one or more financing transactions resulting in net proceeds to the Company that are sufficient to pay (a) the Total Consideration, plus any accrued and unpaid interest of the Notes from and including the most recent interest payment date and up to, but not including, the applicable settlement date, in respect of all of the Notes and (b) the related fees and expenses of the Tender Offer and Consent Solicitation and (ii) the execution by the Company and the other parties thereto of the Supplemental Indenture following receipt of the Requisite Consents (the “Documentation Condition”).  There can be no assurance that the Company will satisfy the Financing Condition, or any other condition to the Tender Offer and Consent Solicitation, including the Documentation Condition. If any of the conditions are not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes or delivered consents and may terminate the Tender Offer and Consent Solicitation.

The Company intends to call for redemption any and all Notes not tendered in the Tender Offer and Consent Solicitation, and, at the time the Company calls such Notes for redemption, if the Documentation Condition has not been satisfied, the Company intends to effect the satisfaction and discharge of the Indenture. The Company may call the Notes for redemption, and effect the satisfaction and discharge of the Indenture, as early as the Early Settlement Date.

The Company expressly reserves the right, subject to applicable law, to terminate the Tender Offer and Consent Solicitation.

The Company has engaged Credit Suisse Securities (USA) LLC as the sole Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Persons with questions regarding the Tender Offer and Consent Solicitation should contact Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect). Requests for copies of the Offer Documents or documents relating to the Tender Offer and Consent Solicitation may be directed to D.F. King & Co., Inc., the Tender and Information Agent, at (212) 269-5550 or toll-free at (866) 544-8778 or fcfs@dfking.com.

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indenture or an obligation to issue a notice of redemption in respect of the Notes. Any redemption would be made solely pursuant to the notice of redemption, including subject to the conditions set forth therein, delivered pursuant to the Indenture, and the information in this press release is qualified in its entirety by such notice. This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities (including any securities to be issued in any financing transaction), nor does it constitute a solicitation of consents to amend the related Indenture. The Tender Offer and Consent Solicitation is made solely pursuant to the Offer Documents. The Tender Offer and Consent Solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Holders are urged to read the Offer Documents and related documents carefully before making any decision with respect to the Tender Offer and Consent Solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents. None of the Company, the Dealer Manager and Solicitation Agent or the Tender and Information Agent makes any recommendations as to whether holders should tender their Notes or provide the related consents pursuant to the Tender Offer and Consent Solicitation, and no one has been authorized to make such a recommendation.

Forward-Looking Information

This release contains forward-looking statements, including statements about the satisfaction or waiver of the Documentation Condition, the Financing Condition and other conditions of the Tender Offer and Consent Solicitation; our intended redemption of the untendered Notes; and any satisfaction and discharge of the Indenture. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

These forward-looking statements are made to provide the public with management’s current expectations with regard to the Tender Offer and Consent Solicitation. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the Company’s ability to satisfy the conditions to the Tender Offer and Consent Solicitation and other risks and uncertainties discussed and described in (i) the Company’s 2016 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017, including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and (ii) the other reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

About FirstCash

FirstCash is the leading international operator of pawn stores with more than 2,000 retail pawn and consumer lending locations in 26 U.S. states and Latin America, which includes all the states in Mexico and the countries of Guatemala and El Salvador. The Company employs more than 16,000 people between the U.S. and Latin America. FirstCash focuses on serving cash and credit constrained consumers primarily through its retail pawn locations, which buy and sell a wide variety of jewelry, consumer electronics, power tools, household appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property. Approximately 95% of the Company’s revenues are from pawn operations.

FirstCash is a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the NYSE, home to many of the world’s most iconic brands, technology business leaders and emerging growth companies shaping today’s global economic landscape.

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (949) 873-2789
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com

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